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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  [ ]

FILED BY A PARTY OTHER THAN THE REGISTRANT  [X]

CHECK THE APPROPRIATE BOX:

[ ]   PRELIMINARY PROXY STATEMENT
[ ]   DEFINITIVE PROXY STATEMENT            [ ]  CONFIDENTIAL, FOR USE OF THE
[ ]   DEFINITIVE ADDITIONAL MATERIALS            COMMISSION ONLY (AS PERMITTED)
[X]   SOLICITING MATERIAL PURSUANT TO            BY RULE 14A-6(E)(2)
      RULE 14A-12


                                    ICO, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                           TRAVIS STREET PARTNERS, LLC
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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)



PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  NO FEE REQUIRED.

[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

      (1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
            NOT APPLICABLE

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      (2)   AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:  NOT
            APPLICABLE.

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      (3)   PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION
            COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED): NOT APPLICABLE.

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77968.0003
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      (4)   PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (5)   TOTAL FEE PAID:  NOT APPLICABLE.

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[ ]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS:

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

      (1)       AMOUNT PREVIOUSLY PAID:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (2)       FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (3)       FILING PARTY:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (4)       DATE FILED:  NOT APPLICABLE.

      --------------------------------------------------------------------------

TRAVIS STREET PARTNERS, LLC                                   910 Travis Street
                                                                     Suite 2150
                                                          Houston,  Texas 77002
                                                               fax 713 759 2040
                                                               TEL 713 759 2030
                                                   www.travisstreetpartners.com

VIA FAX AND CERTIFIED MAIL,
RETURN RECEIPT REQUESTED

February 21, 2001

MR. DAVID M. GERST
Senior Vice President and General Counsel
ICO, Inc.
11490 Westheimer
Suite 1000
Houston, TX 77077

Re: Shareholder Information Demand

Dear Mr. Gerst:

Thank you for your letter dated February 14, 2001 proposing that we, a 5.11% shareholder of the Company, sign a six-page confidentiality agreement (the "Company Agreement") as a precondition for exercising our statutory right to examine the books and records of the Company. We also advise you that we have received a letter dated February 12, 2001 from Bear Stearns, a representative of ICO, Inc. (the "Company" or "ICO"), enclosing a form confidentiality agreement (the "Bear Stearns agreement") which ICO appears to have asked potential buyers, including Travis Street Partners, LLC ("TSP"), to sign in order to learn more about ICO's oilfield services business. We are writing you this letter to outline our response to these two complex proposed agreements.

1. The Bear Stearns agreement.

The Bear Stearns agreement, if executed by TSP or other potential buyers, would discourage buyers from acquiring ICO securities at the time when the ICO Board has not committed to selling the Company or one of its divisions. In these circumstances, it appears to us that one main effect, if not the only purpose, of having potential buyers sign such agreements is to prevent potential suitors from buying ICO stock.

We have publicly stated in our Schedule 13D that our plans in the future may include purchases or sales of Company securities. If we were to receive information about ICO pursuant to the Bear Stearns agreement, however, we could be restricted from buying or selling ICO securities because the agreement would arguably prohibit us from disclosing material non-public information at the time of any such purchase or sale. Yet the Bear Stearns agreement makes only vague references to a possible transaction involving the Company - not a bona fide sale either of the Company's oilfield services division or the Company as a whole. Consequently, given that ICO has not decided to commence a good faith auction of the Company or any part of its assets, we believe the proposed agreements are primarily a means to prevent any prospective bidder, including TSP, from initiating or participating in an offer to purchase ICO.

Signing the Bear Stearns agreement in its present form is certainly not in the best interests of TSP. In addition, however, we believe it is not in the best interests of ICO shareholders. By subjecting TSP and potentially other bidders to contractual restrictions on disclosure when ICO has not committed itself to selling the Company or its assets, these agreements would, in our opinion, primarily have the effect of putting in place yet another measure that discourages share appreciation and trading in ICO stock.

We stand ready to execute an appropriate non-disclosure agreement when ICO has formally announced its intention to sell, by auction or otherwise, its oilfield services business or the entire Company.

2. The Company Agreement

With respect to the Company Agreement, which you delivered to us several weeks after our delivery of demand letters to you dated January 29, February 2 and February 5, 2001 (collectively, the "Insider Information Request"), we note that the information we requested was limited to non-proprietary, non-strategic, non-competitively sensitive information relating principally to expense reimbursement and other benefits received by the Pacholder family. Moreover, as stated in the Insider Information Request, our request for examination has been made for the proper purpose, among others, of communicating with other shareholders as to whether the present ICO management is managing the Company's affairs in a proper manner.

Consequently, we are surprised by ICO's refusal to comply with our request in accordance with Texas law. There is no basis under the Texas Business Corporation Act ("TBCA") or, to our knowledge, under Texas case law, entitling a Texas corporation to require a 5% shareholder like TSP to sign a confidentiality agreement as a precondition for reviewing corporate records, where the information requested is not proprietary, not strategic and not competitively sensitive. If we are dissatisfied with ICO senior management or its actions, we may want or need to communicate about these issues with other shareholders. Obviously, signing a confidentiality agreement that prohibits us from those communications would substantially defeat our proper purpose in examining the records described in the Insider Information Request.

Information in the Company's records regarding Company reimbursement of expenses Pacholder members have incurred during trips abroad or to such domestic cities as New Orleans during the last several years is hardly proprietary or strategic or competitively sensitive. We fail to see any potential damage ICO could conceivably suffer that would justify forcing TSP to agree to a broad range of confidentiality restrictions as a condition for TSP to examine this information. We would also hope and imagine that the expenditures involved would not have been material to the Company's financial results.

When we consider the confidentiality provisions in the employment agreements signed by you and the three other Pacholder family senior executives, your request that we sign a six-page, single-spaced confidentiality agreement is all the more unreasonable. The Pacholder family agreements contain an express provision stating that, even if a Pacholder family member breaches confidentiality restrictions relating to the Company's proprietary, strategic, and competitively sensitive information, the Company is prohibiting from deducting any damages ICO suffers as a result of misconduct from the golden parachutes payable to you and your relatives. We note, by contrast, that the employment agreement for Mr. Isaac Joseph, the President of ICO Worldwide, Inc., who is not a relative of Dr. Asher "Al" Pacholder, has no such provision protecting him.

We find it somewhere between ironic and outrageous for you, your wife, and Dr. and Mrs. Pacholder to have entered into employment agreements containing such provisions protecting your golden parachutes at all costs while you simultaneously refuse to permit TSP, a 5.11% shareholder, to review information about Pacholder family travel expenses, Company expense reimbursement manuals and the like for a proper purpose unless TSP agrees to a list of complex, six-page set of confidentiality rules applicable only to TSP.

We hereby repeat our demand to examine forthwith the information specified in the Insider Information Request. Please let us know in writing within 24 hours where our representatives may commence the free exercise of our statutory right to examine and make extracts from the books and records of the Company specified in the Insider Information Request. We also hereby remind you of the provisions of Section 2.44(D) of TBCA, which permit a shareholder that is not allowed to examine the records of a Texas corporation for a proper purpose, to recover such shareholder's costs and expenses, including attorneys' fees, incurred in enforcing such shareholder's rights.

We stand ready to negotiate in good faith the terms of a simple non-disclosure agreement which would protect the Pacholder family social security numbers and home telephone numbers, or any information regarding employees other than senior management, but we are neither willing nor required by law to hold in confidence information relating to travel and entertainment expenses (for example) charged to ICO by senior management.

Please direct any questions or comments respecting this letter to Eugene F. Cowell III of Weil, Gotshal & Manges LLP.

Very truly yours,



TRAVIS STREET PARTNERS, LLC
Timothy J. Gollin, Manager

cc:  Eugene F. Cowell III
     John B. Strasburger

TSP CHALLENGES ICO CONFIDENTIALITY AGREEMENTS

In response to our request to review specified documents relating primarily to senior management travel expenses and compensation, ICO has demanded that TSP sign a lengthy confidentiality agreement. Additionally, ICO's investment bankers have circulated another confidentiality agreement to us and other buyers, the effect of which, if signed, would be to prevent us and other buyers from purchasing or selling ICO securities.

Click below to read the text of our response to ICO.

(http://www.travisstreetpartners.com/Framereply_to_confi_agreement.htm)

Respectfully submitted,

TRAVIS STREET PARTNERS
Tim Gollin, Manager


                                    * * * * *

                         CERTAIN ADDITIONAL INFORMATION

The participants in the proposed solicitation of proxies ("Participants") are TSP; the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully,
A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert, Stephen F. Martin and Global Undervalued Securities Master Fund, L.P. ("Global"); and the following affiliates of Global: Global Undervalued Securities Fund, L.P., Global Undervalued Securities Fund, Ltd., Global Undervalued Securities Fund (QP), L.P., Kleinheinz Capital Partners LDC, Kleinheinz Capital Partners, Inc., John
B. Kleinheinz and J. Kenneth Phillips. In aggregate, the Participants beneficially own 1,639,300 shares of ICO's common stock or 7.23% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at (http://www.sec.gov) or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).


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